UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 18, 2007
                                                           ------------

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      001-31566                 42-1547151
-----------------------------    -----------------------     ------------------
(State or Other Jurisdiction)     (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                         07306-4599
------------------------------------------                         ----------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01    Other Events.
             -------------

     Provident Financial Services, Inc. announced that effective on May 18, 2007 its wholly owned subsidiary, The Provident Bank (Provident Financial Services, Inc. and The Provident Bank are hereinafter together referred to as the "Company") reached an agreement to settle an insurance claim by the Company seeking recovery of a fraud loss that occurred and was recognized in 2002. In the third quarter of 2002, the Company reported a charge-off of $12.5 million relating to a mortgage warehouse loan to Community Home Mortgage Corporation and Community Home Funding Group, Ltd (the "Community Entities") as a result of a fraud perpetrated by the Community Entities and other entities and persons affiliated with the Community Entities. The Company asserted a claim under its fidelity bond to recover the fraud loss and associated expenses. The insurance carrier disclaimed coverage of the Company's loss in December 2003, and the Company commenced litigation in 2004 to seek coverage under the fidelity bond. The Company and the insurance carrier reached a settlement of the litigation that will result in a payment to the Company in the amount of $7.5 million. After legal fees and related litigation expenses, the Company estimates a net recovery of approximately $5.8 million before taxes, which will be recognized in the second quarter of this year. At this time, the Company does not expect any additional recoveries with respect to this matter. The Company exited the mortgage warehouse lending business in November 2003.

Item 9.01.   Financial Statements and Exhibits
             ---------------------------------

             (a) Financial Statements of Businesses Acquired. Not applicable

             (b) Pro Forma Financial Information. Not applicable

             (c) Shell company transactions. Not applicable

             (d) Exhibits.  Not applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    PROVIDENT FINANCIAL SERVICES, INC.



DATE:  May 18, 2007                 By: /s/ Paul M. Pantozzi
                                        ---------------------------
                                        Paul M. Pantozzi
                                        Chairman and
                                        Chief Executive Officer